UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Seaport Entertainment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	99-0947924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

199 Water Street, 28th Floor New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Rights to purchase shares of Common Stock, $0.01 par value	NYSE American LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-279690
Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are the transferable subscription rights (the “Rights”) to purchase shares of common stock, $0.01 par value per share, of Seaport Entertainment Group Inc. (the “Registrant”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. The Registrant has applied to list the Rights on NYSE American LLC under the symbol “SEG RT.”
The description of the Rights to be registered hereunder set forth under the caption “The Rights Offering—Subscription Rights” in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 (File No. 333-279690) initially filed with the SEC on May 24, 2024, as subsequently amended, is incorporated herein by reference.
Item 2.  Exhibits.
The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit Number	Exhibit Description
3.1
Amended and Restated Certificate of Incorporation of Seaport Entertainment Group Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Seaport Entertainment Group Inc. on August 1, 2024)

3.2	Amended and Restated Bylaws of Seaport Entertainment Group Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by Seaport Entertainment Group Inc. on August 1, 2024)

4.1
Form of Subscription Rights Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-27690) filed by Seaport Entertainment Group. on September 4, 2024)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEAPORT ENTERTAINMENT GROUP INC.

Date: September 18, 2024	By:	/s/ Anton D. Nikodemus
	Name:	Anton D. Nikodemus
	Title:	Chief Executive Officer